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                                                                    Exhibit 10.4


                                     [LOGO]

                             DISTRIBUTION AGREEMENT

                                     between

                                PEPC WORLDWIDE NV

                                       and

                                    [DEALER]


    This document is confidential. Neither the DISTRIBUTION AGREEMENT itself nor information contained in it may be reproduced or passed to third parties without the written permission of PEPC WORLDWIDE NV

                               (C) PEPC APRIL 2002

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AGREEMENT

Parties

1. PEPC Worldwide NV, a company with limited liability incorporated and existing under the laws of [country], with its principal place of business in [city], [country], herewith duly represented by [Mr./Mrs.
     _________________] hereinafter referred to as "PEPC;"

and

2. [Dealer], a company with limited liability incorporated and existing under the laws of [country] with its principal place of business in [city], [country], herewith duly represented by [Mr./Mrs. _______________] hereinafter referred to as "[Dealer]," PEPC and [Dealer] hereinafter collectively referred to as the "Parties."

RECITALS

I PEPC, through its affiliated companies, has developed a newspaper vending unit and printer (the "Unit"), which is capable of printing a newspaper's latest edition available on demand.

II [Dealer] has demonstrated his ability to install and service the Unit and to identify and contract targeted companies, in his designated territory that may offer facilities to install and exploit the Unit.

Agreement

Article 1      Appointment as distributor

1.1 [Dealer] is appointed by PEPC as retailer for the territory of [territory], (the "Territory").

1.2 For the term of this agreement [Dealer] is authorized by PEPC to independently resell, install and service Units in the Territory.

1.3 Parties acknowledge that they are independent contractors and that this agreement does not aim to create an agency, joint venture, partnership or employer-employee-relationship between them.

Article 2      Sale and delivery of Units

2.1 Any purchase order (the "Order") of [Dealer] will result in a sale by PEPC and a purchase by [Dealer] of a Unit after written acceptance of the purchase order by PEPC only.

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2.2  The delivery of the Unit will be completed after the offering of a Unit at the destination stipulated with the Order.

Article 3  Unit purchase price

3.1 The Unit Purchase Price, as specified in the Dealer Business Model is, if not agreed upon otherwise, inclusive costs of Free Airport Transport and Freight Insurance. As a result of changing market conditions and Unit component prices, PEPC reserves the rights to amend the Unit Purchase Price. PEPC will notify [Dealer] in writing of such price change at least 30 days prior to the price change date.

3.2 The purchase price amount is due at the date of acceptance of the Order by PEPC. [Dealer] is in default if the purchase price is not received by PEPC within thirty (30) days after invoice date.

Article 4  Unit reselling price

4.1 [Dealer] is entitled to a maximum Resell Mark Up of 20% over the purchase price.

4.2  The Total Resell Price for each Unit sold by [Dealer] will include:

     .     Purchase Price
     .     Resell Mark Up
     .     Installation Costs
     .     Satellite Dish Installation Cost (including Coax Cable)
     . Minimum one (1) year Service and Support Contract (to be executed by [Dealer])
     .     Import Duty and other Country Specific Costs (if applicable)

Article 5  Unit Warranty

5.1 The Warranty period is [____] year (for Unit hardware and software) and starts at the delivery date of the Unit at the premises of a customer of [Dealer] (the "Warranty period"). [Dealer] must inspect the Units delivered by PEPC upon arrival at the designated location and notify PEPC of any and all defects, or imperfections of the Units during the Warranty period.

Article 6  Service and supplies

6.1 [Dealer] will repair or replace parts of the Unit within 8 business hours after notification of defects or imperfections.

6.2 [Dealer] will handle all Unit Supplies Purchasing for its customers. Unit supplies consists of: laser printer paper, toner and maintenance kit.

6.3 [Dealer] will be entitled to charge his customers a maximum of 5% of the Unit Supplies Cost Price.

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Article 7   Cross Territorial Installation

7.1 In the occasion PEPC has determined to place a Unit directly or as a result of a Cross-Territorial Corporate Deal, within the territory of [Dealer], [Dealer] will install and service the Unit and handle the Unit supplies. [Dealer] will be than entitled to a first year service fee and a satellite dish installation budget as specified in the Dealer Business Model.

Article 8   Intellectual Property Rights

8.1 [Dealer] acknowledges that all intellectual property rights related to the Units and Data are the exclusive property of PEPC and its partners and that it will refrain from actions that may infringe these rights.

8.2 [Dealer] will only install and service the Unit and not carry out or perform any technical, design, or other alterations or modifications to the Unit.

Article 9   Confidential information/non-competition

9.1 [Dealer] agrees to maintain secret and confidential all information that it may acquire from PEPC in the context of this agreement marked as confidential or of which [Dealer] should reasonably understand that such information is confidential. All information contained in or about the Data and the Unit must be regarded as Confidential Information.

9.2 [Dealer] will not conduct or initiate any activity or enter into any agreement of which [Dealer] should reasonably understand that such conduct, initiative or contract may be detrimental to the (commercial) success of PEPC in the Territory or the Unit located at the premises of Customers.

Article 10  Breach of Contract, force majeure

10.1 In the event PEPC fails to perform any of its principal obligations under this Contract, [Dealer] shall notify PEPC in writing of such non-performance. [Dealer] will allow PEPC two (2) weeks to complete its performance upon receipt of such notification. In the event of such termination PEPC is not liable for possible losses or damages that may be suffered as a result of termination of this Contract by PEPC.

10.2 No party shall be liable to the other for its failure to perform any of its obligations under this Contract during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, war, embargo, strike, riot, inability to procure Data, materials and transport facilities, the intervention of any governmental authority or any other cause beyond the reasonable control of a party. If any cause, establishing force majeure as described above, shall continue for more than sixty (60) days, the party injured by the inability of the other to perform shall have the right to terminate this Contract upon first written notice.

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Article 11  Term of Agreement

11.1 The Contract term is set for an indefinite period and enters into force upon signing date of this agreement.

11.2 Parties may terminate this agreement upon written notice as of the first of a calendar month, observing a three (3) months notice term.

11.3 PEPC is entitled to terminate this Contract upon first written notice with immediate effect under the exceptional circumstance that [Dealer] applies for its own bankruptcy or suspension of payment, is declared bankrupt or has been granted suspension of payment.

Article 12  Applicable law and dispute settlement

12.1 Any dispute arising from or in connection with this agreement shall be submitted to the competent court in [City], [Country].

12.2 This Contract is construed and governed by the laws of [Country]. For the understanding of the content of this Contract the English term used herein is decisive.

Article 13  Miscellaneous

13.1 No alteration of this Contract shall be valid or binding on either Party unless agreed to in writing by both Parties.

13.2 This agreement is Non-Transferable.

Signing date: [day-month-year]



     Signed in duplicate by:


     1.   PEPC                               2.   [Dealer]



     __________________________              __________________________

     name:                                   name:

     title:                                  title:

     place:                                  place:

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